SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2006

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11921	94-2844166
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)	Briefly describe the date and nature of any amendment: Effective November 7, 2006 the E*TRADE Financial Corporation Code of Professional Conduct (the “Code”) was modified to clarify certain provisions and to take into account certain administrative changes and current business practices. The Company’s practice is to periodically review the Code to ensure it remains updated with respect to current laws and regulations and the Company’s business policies and procedures, and the Code was last updated in September 2004. Examples of the modifications include clarifications of the descriptions of certain laws and legal obligations (including a specific policy on prohibited behavior in connection with personal weblogs) and clarification as to which departments within the Company are responsible for monitoring compliance with certain laws and regulations. There are no material substantive changes to the Code. A copy of the revised Code is furnished as an exhibit to this Form 8-K. The revised Code will be posted to the Company’s website at www.etrade.com.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.65	Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: November 9, 2006	By:	/s/ RUSSELL S. ELMER
	Name:	Russell S. Elmer
	Title:	Corporate Secretary